Exhibit 99.1
Industrial Enterprises Provides Fourth Quarter and Year-End Update
Thursday July 12, 3:05 pm ET

Board of Directors Authorizes $25 million Increase to Share Repurchase Program

NEW YORK--(BUSINESS WIRE)--Industrial Enterprises of America, Inc. (NASDAQ: IEAM - News), a specialty automotive aftermarket supplier, today reported preliminary fiscal fourth quarter financial highlights, including positive changes in its capital structure and balance sheet.

As expected, a majority of the Company's $4.6 million in convertible debt was converted into equity at the end of the quarter, and the Company's overall debt was reduced to less than $3 million from greater than $14 million. Additionally, the total number of warrants outstanding fell to fewer than 500,000 from 2 million. The reduction of convertible debentures and warrants outstanding significantly lowers the potential dilution going forward; however, due to the recent conversion of debt into equity, warrants exercised, and the interest and liquidated damages related to such debt paid in stock, the Company's outstanding share count has temporarily increased to approximately 19 million shares of common stock. The current share count also reflects management's near-term decision to use warrant proceeds to pay down debt instead of buy back shares. Shares outstanding does not include shares repurchased in the Company's share repurchase program, via cash or note, shares that are in the process of being cancelled and shares that have been issued but not earned, which would all be reported by the transfer agent as outstanding.

Due to the improved financial strength of the Company's balance sheet, the Board of Directors has voted to increase the existing share buyback program by $25 million dollars in order to minimize the effect of the debt conversions and to keep the share count consistent with management's prior 13-14 million share guidance. This does not include stock that may be issued as part of future acquisitions.

For the fiscal fourth quarter ended June 30, 2007, financial performance is expected to be on par with previously guided earnings estimates of $4.0 million, although such performance is always subject to auditor adjustments. However, revenues are expected to come in lower than anticipated due to a change in product mix, as previously discussed on the Company's third quarter conference call. Additionally, the Company's accounts receivable balance, which had risen sharply in the previous two quarters due to bulk sales, has been subsequently reduced by those amounts as receivables on the bulk sales have been collected. Actual financial results are expected to be reported sometime in late September.

Chief Executive Officer John Mazzuto stated, "Moving into fiscal 2008, our balance sheet is stronger than it has ever been, and the potential dilution to our stockholders has been largely eliminated due to the conversion of debt and exercise of warrants. I feel we have taken the necessary steps to position IEAM for substantial revenue growth and margin expansion going forward, providing a strong return on investment for our stakeholders. Now that our Board of Directors has authorized an increase in our share repurchase program, we will continue to purchase stock at the appropriate times."

About Industrial Enterprises of America

Industrial Enterprises of America, Inc., headquartered in New York, NY, is an automotive aftermarket supplier that specializes in the sale of anti-freeze, auto fluids, charcoal fluids, and other additives and chemicals. The Company has distinct proprietary brands that collectively serve the retail, professional and discount automotive aftermarket channels. For more information please visit www.ieam-inc.com.

Except for the historical information contained herein, the matters discussed in this press release may include forward-looking statements or information. All statements, other than statements of historical fact, including, without limitation, those with respect to the objectives, plans and strategies of Industrial Enterprises of America set forth herein and those preceded by or that include the words ``believes,'' ``expects,'' ``given,'' ``targets,'' ``intends,'' ``anticipates,'' ``plans,'' ``projects,'' ``forecasts'' or similar expressions, are forward-looking statements. Although the Company's management believes that such forward-looking statements are reasonable, it cannot guarantee that such expectations are, or will be, correct. These forward-looking statements involve a number of risks and uncertainties which could cause the Company's future results to differ materially from those anticipated, including: (i) the Company's history of ongoing operating losses; (ii) the overall marketplace and clients' usage of products, including demand therefore, the impact of competitive technologies, products and pricing, particularly given the substantially larger size and scale of certain competitors and potential competitors, control of expenses, and revenue generation by the acquisition of new customers; Other risks are detailed from time to time in the Company's 2006 Annual Report on Form 10-K, as amended, its Quarterly Reports on Form 10-QSB, and in its other Securities and Exchange Commission reports and statements. The Company assumes no obligation to update any of the information contained or referenced in this press release.

Contact:
Lippert/Heilshorn & Associates
Chris Witty / Jody Burfening, 212-838-3777
cwitty@lhai.com